Exhibit 99.1

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE
Media Contact: Laura J. Wakeley (717) 291-2616

Fulton Financial Corporation to divest Global Exchange Group Division

LANCASTER, PA - December 18, 2012 -- Fulton Financial Corporation (NASDAQ: FULT) today announced that its wholly-owned bank subsidiary, Fulton Bank, N.A., has entered into an agreement with Cambridge Mercantile Group to divest its Global Exchange Group (GEG) division.
GEG provides international payment solutions to meet the needs of companies, law firms and professionals.

“In 2006 we acquired GEG, a provider of worldwide payments and funds transfer services, to supplement our proprietary international capabilities,” said E. Philip Wenger, Fulton Financial Corporation's president and chief operating officer. “The Corporation's current strategic focus is on community banking within our five-state geographic footprint. Rather than limiting the scope of GEG's future activities to within our regional presence, we located a buyer whose goals and objectives are more compatible with GEG's international strategy.”

The transaction is expected to occur prior to the end of 2012 and is subject to customary conditions to closing. The transaction is expected to result in a pre-tax gain in the fourth quarter of approximately $6.2 million ($2.2 million, net of tax). For the twelve months ended October 31, 2012, GEG activities generated revenues of $9.1 million, expenses of $5.2 million and net income of approximately $2.5 million.

The proceeds of this transaction and short-term borrowings will be used to prepay approximately $20 million in Federal Home Loan Bank (FHLB) advances, with an interest rate of 4.38% and maturing in January 2017. Fulton Financial Corporation anticipates incurring a penalty in connection with prepaying these FHLB advances of approximately $3.3 million ($2.2 million, net of tax). The annual interest expense savings from the prepayment of the FHLB advances is approximately $825,000, or $540,000 net of tax.

About Fulton Financial
Fulton Financial Corporation is a Lancaster, Pennsylvania-based financial holding company which has banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates: Fulton Bank, N.A., Lancaster, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Fulton Bank of New Jersey, Mt. Laurel, NJ; and The Columbia Bank, Columbia, MD.

The Corporation's investment management and trust services are offered at all banks through Fulton Financial Advisors, a division of Fulton Bank, N.A. Residential mortgage lending is offered by all banks under the Fulton Mortgage Company brand.

Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.

Safe Harbor Statement
This news release may contain forward-looking statements with respect to the Corporation's financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” "anticipates," “believes,” “plans,” “expects,” “future,” "intends" and similar expressions which are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond the Corporation's control and ability to predict, that could cause actual results to differ materially from those expressed in the forward-looking statements. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Many factors could affect future financial results including, without limitation: the impact of adverse changes in the economy and real estate markets; increases in non-performing assets which may reduce the level of earning assets and require the Corporation to increase the allowance for credit losses, charge-off loans and incur elevated collection and carrying costs related to such non-performing assets; acquisition and growth strategies; market risk; changes or adverse developments in political or regulatory conditions; a disruption in, or abnormal functioning of, credit and other markets, including the lack of or reduced access to markets for mortgages and other asset-backed securities and for commercial paper and other short-term borrowings; changes in the levels of, or methodology for determining, FDIC deposit insurance premiums and assessments; the effect of competition and interest rates on net interest margin and net interest income; investment strategy and other income growth; investment securities gains and losses; declines in the value of securities which may result in charges to earnings; changes in rates of deposit and loan growth or a decline in loans originated; relative balances of rate-sensitive assets to rate-sensitive liabilities; salaries and employee benefits and other expenses; amortization of intangible assets; goodwill impairment; capital and liquidity strategies, and other financial and business matters for future periods.

For a more complete discussion of certain risks and uncertainties affecting the Corporation, please see the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Corporation's filings with the Securities and Exchange Commission.

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